Exhibit 10.23

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of July 7, 2008, by and among the undersigned (“Stockholder”) and Thermage, Inc., a Delaware corporation (“Thermage”) and Reliant Technologies, Inc., a Delaware corporation (“Reliant”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution of this Agreement, Thermage, Reliant Acquisition Company, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Thermage (“Merger Sub”), Reliant and certain other parties have entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), providing for the merger of Reliant with and into Merger Sub, with Merger Sub being the surviving company and a wholly owned subsidiary of Thermage; and

WHEREAS, Stockholder is, as of the date hereof, the holder of certain shares of Thermage Common Stock (the “Shares”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Lock-Up Restriction.

(a) Unless and until the Merger Agreement is terminated in accordance with its terms, from and after the Closing Date, Stockholder shall not offer to sell, contract to sell, sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares, including but not limited to any securities of Thermage that are convertible into or exchangeable for, or that represent the right to receive Thermage Common Stock or any such similar securities, whether now owned or hereafter acquired, owned directly by Stockholder or with respect to which Stockholder is a beneficial owner (as defined in Rule 13d-3 under the Exchange Act) other than pursuant to Section 10b5-1 plans in effect as of the date of this Agreement (the “Lock-Up Restriction”).

(b) On the first (1st) Business Day following announcement by Thermage of its earnings for the first full fiscal quarter following the Effective Time, all Shares held by Stockholder shall be released from the Lock-Up Restriction (the “Release Date”).

(c) It is expressly agreed by the parties hereto that the Lock-Up Restriction shall preclude and prohibit Stockholder from entering into any swap, hedge or other transaction that is designed to or reasonably expected to transfer, in whole or part, any of the economic consequences of ownership of the Shares or lead to or result in a sale or disposition of the Shares, even if such Shares would be disposed of by someone other than Stockholder. Such prohibited swaps, hedges or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Shares or with respect to any security that includes, relates to or derives any significant part of its value from such Shares.

2. Permitted Transfers. Notwithstanding the foregoing, Stockholder may transfer the Shares (i) to its Affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended), constituent general or limited partners (or former partners), members (or former members) or stockholders, provided that such Affiliate, partner, member or stockholder agrees to be bound by the restrictions set forth herein and Thermage is promptly provided with an agreement to that effect from such transferee, (ii) as a transfer to any trust for the direct or indirect benefit of Stockholder or Stockholder’s immediate family, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein and Thermage is promptly provided with an agreement to that effect from trustee, and provided further that any such transfer shall not be a disposition for value, (iii) with the prior written consent of Thermage or (iv) as a bona fide gift or by will or intestacy, provided that the transferee agrees to be bound by the restrictions set forth herein and Thermage is promptly provided with an agreement to that effect. For purposes of this Agreement, “immediate family” means a Stockholder’s spouse, parents, siblings, children or grandchildren.

3. Legend; Stop Transfer.

(a) Stockholder agrees and consents to the entry of stop transfer instructions by Thermage with its transfer agent and registrar against the transfer on the books and records of Thermage of the Shares except in compliance with the foregoing restrictions and the placement of a legend to the following effect on the certificates evidencing the Shares held or to be received by such Stockholder:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO A LOCK-UP AGREEMENT BETWEEN THERMAGE, RELIANT AND THE HOLDER HEREOF AND SUCH SHARES MAY ONLY BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED IN ACCORDANCE WITH THE TERMS SET FORTH IN SUCH AGREEMENT.”

(b) Removal of Legend. The legend referring to this Agreement identified in Section 3(a) stamped on a certificate evidencing the Shares and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities at any time after the Release Date upon written request of the Stockholder.

4. Miscellaneous.

(a) Termination. This Agreement shall terminate and be of no further force or effect as of the Release Date.

(b) Waiver. At any time and from time to time prior to the Release Date, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein, provided, that, any waiver or extension for the benefit of Stockholder prior to the Closing must be approved by Reliant. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

(c) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Legal Requirement, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(d) Binding Effect; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other Person without the prior written consent of Thermage.

(e) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(f) Other Remedies; Specific Performance.

(i) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(ii) Specific Performance. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflict of law provisions thereof.

(h) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore,

waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(i) Entire Agreement. This Agreement and the other agreements referred to in this Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

(j) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

If to Thermage:	Thermage, Inc.
[ ]
[ ]
Attention: Telephone No.: [( ) - ] Telecopy No.: [( ) - ]

with a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Attention: Christopher Fennell

        Robert T. Ishii

Telephone No.: (650) 493-9300

Telecopy No.: (650) 493-6811

If to Reliant:	Reliant Technologies, Inc.
(prior to the Merger)	[ ]
[ ]
Attention: Telephone No.: [( ) - ] Telecopy No.: [( ) - ]

with a copy to:	Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, California 94306-2155 Attention: Eric Jensen, Esq. Gordon Ho, Esq. Telecopy No.: (650) 849-7400

If to Stockholder:	To the address for notice set forth on the signature page hereof.

Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date when sent and (iv) in the case of mailing, on the third (3rd) Business Day following that on which the piece of mail containing such communication is posted.

(j) Further Assurances. The Stockholder (in his or her capacity as such) shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as Reliant may deem necessary or desirable, in the reasonable opinion of Reliant, to carry out and effectuate the purpose and intent of this Agreement.

(k) Headings. The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

(l) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

Thermage, Inc.

By:
Name:	Stephen J. Fanning
Title:	President and Chief Executive Officer

Reliant Technologies, Inc.

By:
Name:	Eric Stang
Title:	Chief Executive Officer

(Signature Page to Lock-Up Agreement)

STOCKHOLDER:

If an individual:

Signature

Print Name

If an entity:

Print Name:

By:
Name:
Title:

Address:

Thermage Capital Stock

Thermage Common Stock:
Options to Purchase
Thermage Common Stock:

(Signature Page to Lock-Up Agreement)